Exhibit 16.1

Mayer Hoffman McCann P.C. 225 W. Wacker Drive, Suite 2500 ■ Chicago, IL 60606 Main: 312.602.6800 ■ Fax: 312.602.6950 ■ www.mhmcpa.com

June 14, 2022

Securities and Exchange Commission 100 F Street N.E. Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 included in Form 8-K dated June 14, 2022, of Lifeway Foods, Inc, and are in agreement with the statements contained in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Mayer Hoffman McCann P.C. Chicago, Illinois